As filed with the Securities and Exchange Commission on February 7, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	20-5413139
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Westcoast Energy Inc. Employee Savings Plan

Westcoast Energy Inc. Executive Share Purchase Plan

(Full Title of the Plan)

William S. Garner, Jr., Esq.

Group Executive, General Counsel and Secretary

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common stock, par value $0.001 per share	3,000,000	$23.165	$69,495,000	$2,732
Total	3,000,000	$23.165	$69,495,000	$2,732
(1)	This Registration Statement (the “Registration Statement”) registers the issuance of 3,000,000 shares of common stock of Spectra Energy Corp, par value $0.001 per share, which may be granted pursuant to the Westcoast Energy Inc. Employee Savings Plan and the Westcoast Energy Inc. Executive Share Purchase Plan.
(2)	Estimated solely for the purposes of determining the amount of the registration fee, in accordance with Rule 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low price per share of Spectra Energy’s common stock, par value $0.001 per share, as reported on the New York Stock Exchange on February 4, 2008.

Explanatory Note

Unless otherwise stated or the context otherwise requires, references in this Registration Statement to “Spectra Energy,” the “Registrant,” the “Company,” “we,” “our,” or “us” refer to Spectra Energy Corp and its direct and indirect subsidiaries. Westcoast Energy Inc. (“Westcoast Energy”) is an indirect subsidiary of Spectra Energy. Under the Westcoast Energy Inc. Employee Savings Plan and the Westcoast Energy Executive Share Purchase Plan (collectively, the “Plans”), the administrator of such plans is permitted to purchase shares of common stock of Spectra Energy on the New York Stock Exchange in which participants in the Plans may invest. This Registration Statement registers the solicitation of the offer the offer to buy and the sale of up to 3,000,000 shares of common stock of Spectra Energy which may be granted pursuant to the Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act and the Introductory Note to Part I of Form S–8. The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of documents by Reference

The Securities and Exchange Commission (“SEC”) allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

Spectra Energy	Period
Annual Report on Form 10-K

Year ended December 31, 2006 (of which Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 8, Financial Statements and Supplementary Data, have been replaced by the Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data included in our Current Report on Form 8-K dated August 3, 2007, which is incorporated by reference herein and of which the audited financial statements of DCP Midstream, LLC, have been replaced by the audited financial statement of DCP Midstream, LLC included in our Current Report on Form 8-K dated February 6, 2008, which is incorporated by reference herein.)

Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007

Current Reports on Form 8-K

Filed January 8, 2007; January 31, 2007; April 17, 2007;

May 22, 2007; May 23, 2007; June 25, 2007; June 26, 2007;

August 3, 2007; September 12, 2007; November 30, 2007;

December 13, 2007; December 20, 2007; and February 6, 2008

We also incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this document.

Shareholders can obtain any document incorporated by reference in this document from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge by requesting it in writing or by telephone from us at:

Spectra Energy Corp
5400 Westheimer Court
Houston, Texas 77056
(713) 627-5400
Attention: Investor Relations

You may also obtain these documents from our website at www.spectraenergy.com or at the SEC’s Internet site www.sec.gov by clicking on the “Search for Company Filings” link, then clicking on the “Company & Other Filers” link, and then entering our name in the “name” field or “SE” in the ticker symbol field.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporations Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, shareholder vote, agreement or otherwise.

Spectra Energy’s certificate of incorporation provides that no director shall be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except as required by the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to the company or its shareholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

Spectra Energy’s certificate of incorporation and by-laws provide that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was its director or officer, or while its director or officer is or was serving, at its request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Spectra Energy. Spectra Energy will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action if such person acted in good faith and in a manner reasonably believed to be in or not opposed to its best interests and, with respect to any criminal proceeding, had no reason to believe such person’s conduct was unlawful. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Spectra Energy has obtained policies that insure our directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on Spectra Energy’s behalf, may also pay amounts for which it has granted indemnification to the directors or officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following is a list of exhibits that are filed or incorporated by reference as part of this Registration Statement.

Exhibit No.	Exhibits
23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Independent Registered Public Accounting Firm

23.4	Consent of Independent Auditors

24.1	Power of Attorney

24.2	Resolution of Registrant regarding Power of Attorney

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however,

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Spectra Energy Corp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 6, 2008.

SPECTRA ENERGY CORP
(Registrant)

By:	/s/ William S. Garner, Jr.
Name:	William S. Garner, Jr.
Title:	Group Executive, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Fred J. Fowler	President and Chief Executive Officer and Director	February 6, 2008

* Gregory L. Ebel	Group Executive and Chief Financial Officer (Principal Financial Officer)	February 6, 2008

* Sabra L. Harrington	Vice President and Controller (Principal Accounting Officer)	February 6, 2008

Signature	Title	Date
Majority of Directors:

Paul M. Anderson*	Chairman	February 6, 2008
Austin A. Adams*	Director	February 6, 2008
Roger Agnelli*	Director	February 6, 2008
Pamela L. Carter*	Director	February 6, 2008
F. Anthony Comper*	Director	February 6, 2008
William T. Esrey*	Director	February 6, 2008
Peter B. Hamilton*	Director	February 6, 2008
Dennis R. Hendrix*	Director	February 6, 2008
Michael E.J. Phelps*	Director	February 6, 2008
Martha B. Wyrsch*	Director	February 6, 2008

*	The undersigned, by signing his name hereto, does hereby sign this document on behalf of the Registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the Registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ William S. Garner, Jr.
Name:	William S. Garner, Jr.
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibits
23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Independent Registered Public Accounting Firm

23.4	Consent of Independent Auditors

24.1	Power of Attorney

24.2	Resolution of Registrant regarding Power of Attorney